REVOCATION OF CONSENT CARD FOR HOLDERS OF COMMON STOCK
                       UNIVERSAL SEISMIC ASSOCIATES, INC.

 THIS REVOCATION OF CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       UNIVERSAL SEISMIC ASSOCIATES, INC.

                      IN OPPOSITION TO THE SOLICITATION BY
     UNIVERSAL SEISMIC ASSOCIATES, INC. STOCKHOLDERS' PROTECTIVE COMMITTEE

     The undersigned, a holder of shares of Common Stock of Universal Seismic Associates, Inc. (The "Company"), acting with respect to all shares of such stock held of record by the undersigned as of the close of business on December 6, 1996 to which the undersigned is entitled to vote, hereby acts as follows concerning the following two proposals of the Universal Seismic Associates, Inc. Stockholders' Protective Committee (the "Opposition Group"):

               PLEASE SIGN, DATE AND MAIL THIS GREEN CARD TODAY.

       If you need assistance, or if you have any questions, please call:

                    Corporate Investor Communications, Inc.
                                 1-800-346-7885
                                 or collect at:
                                  201-896-1900

                          (continued on reverse side)


 THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU "REVOKE
                   CONSENT" AS TO BOTH PROPOSALS (A) AND (B).


(A) The Opposition Group proposal seeking the removal of the entire Board of Directors of the Company:

               |_| REVOKES CONSENT |_| DOES NOT REVOKE CONSENT

(B)  The Opposition  Group proposal seeking the election of new Directors to the
     Board:

               |_| REVOKES CONSENT |_| DOES NOT REVOKE CONSENT


|X| Please mark your votes as in this example.




THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU SIGN, DATE, AND MAIL THIS GREEN CARD TODAY AND THEREBY REVOKE ANY CONSENT YOU MAY HAVE GIVEN TO THE OPPOSITION GROUP. If no direction is made, this revocation card will be deemed to revoke all previously executed consents. If you mark any of the boxes "does not revoke consent," any consent you may have given to that particular proposal of the Opposition Group will not be revoked.

Dated___________, 199___

By:_____________________________________

   _____________________________________
           Title and Capacity


When signing this revocation of consent, please date it and take care to have the signature conform to the shareholder's name as it appears on this side of the revocation of consent card. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.